UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2012

Graymark Healthcare, Inc.

(Exact Name of Registrant as Specified in Charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 N. Robinson Ave., Suite 400

Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices) (Zip Code)

(405) 601-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2012, Graymark Healthcare, Inc. (the “Company”) and certain of its subsidiaries entered into the Second Amendment (“Amendment”) to Amended and Restated Loan Agreement (the “Loan Agreement”) with Arvest Bank (“Arvest”) and Oliver Company Holdings, LLC, Roy T. Oliver, Stanton Nelson, and the Roy T. Oliver Revocable Trust (the “Guarantors”). The Amendment amended certain provisions of the Loan Agreement in connection with the Company’s pending acquisition (the “Foundation Transaction”) of the membership interests of Foundation Surgery Affiliates, LLC and Foundation Surgical Hospital Affiliates, LLC (“Foundation”) and provided for the prepayment of certain amounts under the Loan Agreement. Pursuant to the Amendment, Arvest also consented to the Foundation Transaction and waived certain conditions under the Loan Agreement in connection with the Foundation Transaction.

The Amendment amended the Loan Agreement to provide that:

•

The Company will operate the sleep lab, surgical center and hospital businesses directly or indirectly through its subsidiaries consistent with normal industry practices and governing law and regulations, and will maintain all permits required or advisable to operate such businesses;

•

Beginning March 31, 2013, and on the last day of each quarter thereafter, the Company will maintain positive EBITDA, where EBITDA is defined as net income for the applicable period (1) plus the following to the extent deducted from net income (i) interest expense, (ii) all income tax expense, (iii) depreciation and amortization expense, and (iv) non-cash charges constituting intangible impairment charges, equity compensation and fixed asset impairment charges and (2) minus (i) any extraordinary items (as determined in accordance with GAAP) and (ii) one-time or non-recurring gains or losses associated with the sale or disposition of any business, asset, contract or lease;

•	None of Foundation Surgery Affiliates, Foundation Surgical Hospital Affiliates or any of their respective subsidiaries will be deemed borrowers under the Loan Agreement;

•

The Company will not make any acquisitions of or capital contributions to or other investments in any person or entity other than planned expansion of the sleep lab, surgery center and hospital businesses in which the Company and Foundation are currently engaged;

•

Beginning with the quarter commencing April 1, 2013 and thereafter for the term of the Arvest loan, based on the latest four rolling quarters, the Company will maintain a Debt Service Coverage Ratio of not less than 1.25 to 1; and

•	Beginning March 31, 2013, the Company will continuously maintain Minimum Net Worth determined on a quarterly basis.

In addition, the Amendment provides that an event of default occurs if, on or after January 1, 2013, the trading of the Company’s stock is suspended for more than 30 days or the stock is delisted from any over-the-counter market on which it is then quoted or traded.

In connection with the Amendment, Arvest required that the Company prepay, or cause to be prepaid, an aggregate of $1,184,808.03, representing all payments of principal and interest that would otherwise become due under the Loan Agreement for the period June 30, 2012 through December 31, 2012, with the principal amount thereof to be paid applied immediately to indebtedness and the interest amount thereof to be held in a special, secured restricted account and applied by Arvest on the dates such interest payments become due, provided that Arvest may apply such interest amounts to indebtedness of the Company in the event of a default. On August 31, 2012, Mr. Roy T. Oliver made the entire prepayment on behalf of the Company. In exchange for making the prepayment, Mr. Oliver received a reduction in the amount of his existing guarantee with Arvest under the Loan Agreement and a promissory note from the Company in the original principal amount equal to the prepayment as described below in Item 2.03. Mr. Oliver is currently the beneficial owner of approximately 14.5% of the Company’s outstanding common stock. Mr. Oliver also has a non-controlling interest in City Place, LLC, the lessor under the lease of our corporate headquarters and offices. In addition, Stanton Nelson, the Company’s Chief Executive Officer, currently serves as Executive Vice President of R.T. Oliver Investment Company, a privately-held company controlled by Mr. Oliver.

Pursuant to the Amendment, Arvest consented to the consummation of the Foundation Transaction and waived certain provisions of the Arvest loan documents in connection with such consent. For purposes of the financial covenants noted above, the Amendment provides that Foundation be included in such calculations. In addition, the Amendment provides that (i) Foundation may make inter-company loans or advances to the Company for purposes of paying the Company’s operating expenses and obligations to Arvest provided not such inter-company loan may be repaid while Arvest debt is outstanding, (ii) other than funds acquired by the Company in an equity offering for the purpose of acquiring a surgical center or hospital by Foundation, the Company may not contribute or advance funds to Foundation, and (iii) for so long as any Foundation entity is indebted to Legacy Bank (or a successor lender if the Legacy debt is refinanced), the membership interests in such entities shall not be collateral under the Loan Agreement. In addition, if the Company is in compliance with the Loan Agreement and, on or after April 1, 2013, the Company prepays all principal that would otherwise become due and payable between April 1, 2013 and October 1, 2013, and deposits the interest amounts on such principal amounts into a secured, restricted account, the Company may distribute to preferred holders of certain Foundation entities $2,600,000 pursuant to the operating agreements of those entities. Other than this permitted distribution, no other distributions may be made to any equity holder of Foundation while Arvest obligations are outstanding.

A copy of the Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Amendment is qualified in its entirety by reference to the exhibits filed herewith.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2012, the Company issued a promissory note in the original principal amount of $1,184,808.03 in favor of Roy T. Oliver (the “Note”). The principal amount of the Note represents the amount Mr. Oliver, a Guarantor under the Loan Agreement, paid to Arvest in connection with the prepayment pursuant to the Amendment described in Item 1.01 of this Report.

The Note is bears interest at an annual rate of 8.0% and is unsecured and subordinated to the Loan Agreement. In the event the Company defaults on the Note, and the event of default is not cured in a timely manner, the lender has the right to declare the outstanding principal and accrued and unpaid interest immediately due and payable. Events of default under the Note include the failure of the Company to pay the Note when due, the Company’s assignment for the benefit of creditors or admission of its inability to pay debts as they become due, the commencement of bankruptcy or similar proceedings by or against the Company. or an event of default occurs under the Loan Agreement. The Note matures on March 31, 2013 provided that, if the Loan Agreement as in effect on such maturity date does not permit the Company to repay the Note, then the maturity date is continued until such time as the Arvest loan is refinanced or the provisions of the Loan Agreement permits repayment.

A copy of the Note is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Note is qualified in its entirety by reference to the exhibits filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Loan Agreement dated August 31, 2012 by and among Graymark Healthcare, Inc., SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, and Arvest Bank.

10.2	Promissory Note, dated August 31, 2012, in favor of Roy T. Oliver.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2012	GRAYMARK HEALTHCARE, INC.

	By:	/s/ Stanton Nelson
Stanton Nelson, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Loan Agreement dated August 31, 2012 by and among Graymark Healthcare, Inc., SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, and Arvest Bank.

10.2	Promissory Note, dated August 31, 2012, in favor of Roy T. Oliver.